UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-K

ANNUAL REPORT

Pursuant to Regulation A of the Securities Act of 1933

For the fiscal year ended December 31, 2023

Masterworks Vault 1, LLC

(Exact name of issuer as specified in its charter)

Commission File Number: 024-12098

Delaware	92-1162722
State of other jurisdiction of incorporation or Organization	(I.R.S. Employer Identification No.)

225 LIBERTY STREET, 29TH FLOOR, NEW YORK, NY 10281

(Full mailing address of principal executive offices)

(203) 518-5172

(Issuer’s telephone number, including area code)

www.masterworks.com

(Issuer’s website)

Series 300, 309, 315, 316, 318, 319, 320, 322, 323, 329, 336, 338, 339, 340, 343, 344, 345, 346, 348, 370, 372, 374, 377, 386, 411, 415, 420, 423 Class A Ordinary Shares

(Securities issued pursuant to Regulation A)

Part II.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Annual Report contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors” in our most recent Offering Circular filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings and offering circular supplements filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Annual Report. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Annual Report, whether as a result of new information, future events or otherwise.

Item 1. Business

As used in this Report, “we,” “our,” “ours,” “us,” or the “Company,” refer to Masterworks Vault 1, LLC, a Delaware series limited liability company and, as the context requires, the series of the Company and the segregated portfolios of Masterworks Cayman, SPC that holds title to the Artwork of each series, individually or collectively. “Masterworks” refers to Masterworks, LLC, and or its wholly owned subsidiaries.

Overview

We are a Delaware series limited liability company formed on November 9, 2022 to facilitate investment in distinct artworks (each, an “Artwork” and collectively, the “Artworks”). We are managed by our affiliate, Masterworks Administrative Services, LLC (the “Administrator”).

Each Artwork that we acquire will be owned by a separate series of the Company. Each series will raise investment capital by offering Class A shares pursuant to Regulation A of the Securities Act of 1933, as amended (each an “Offering” and, collectively, “Offerings”). The Class A shares of each series represent ordinary membership interests in such series (“Class A shares”) and an investment solely in a particular series and, thus, indirectly in the Artwork beneficially owned by that series. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law.

On or about May 19, 2023, the Company commenced accepting subscriptions for one or more Offerings. As of December 31, 2023, aggregate subscriptions of $19,364,540 had been accepted by the Company and closed upon, resulting in the issuance of an aggregate of 968,227 Class A ordinary shares of various series at $20.00 per share. All of the proceeds from each Offering are used to pay, directly or indirectly, for the acquisition of Artwork, and to pay an expense allocation to Masterworks.

During all relevant times following the initial closing of each Offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. As of December 31, 2023, no series of the Company or any segregated portfolio of Masterworks Cayman that is a subsidiary of the Company beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

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Other than activities related to Offerings and the acquisition and maintenance of the Artwork, we have not conducted any other business activities or operations. Our strategy is to hold the Artwork for capital appreciation and to display and promote the Artwork so as to enhance its value and broaden its exposure to the art-viewing public. We will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Artwork.

We are totally reliant on Masterworks to maintain the Artwork and administer our business.

The Art Market

The global art market is comprised of a network of auction houses, dealers, galleries, advisors, agents, individual collectors, museums, public institutions, and various experts and service providers engaged in the purchase and sale of unique and collectible works of art. Over the past decade, total estimated annual art sales have ranged from $50.1 billion to $68.2 billion.

Although in 2023, the art market experienced a decline in transaction value, the number of lots sold hit an eight-year high. The value of international art sales decreased 12.7% year-over-year reaching an estimated $14 billion by the end of 2023. Sales from Christie’s, Sotheby’s and Phillips totaled $5.74 billion, down 27.2% from 2022 and 12.4% from 2021. At the same time, in 2023 the number of lots sold grew by 6.7% to almost 17,000, indicating an increase in activity at lower price points. The average price of a work sold at auction was $35,864 in 2023, down nearly 16% from 2022. Works valued at over $10 million suffered a 40% or nearly $2 billion decline from the previous year. Just six works surpassed the $50 million mark in 2023, a fraction over the 20 that did so in 2022. Conversely, growth in sales value for art priced under $100,000 grew by 3.1%, and although still the most active segment of the market, works priced between $100,000 and $1 million grew by 2.2%. A leading cause for the increase in lots sold at lower prices is the seemingly permanent shift in attitude towards online sales, which increase accessibility and on average feature lower prices. Nearly three times higher than they were pre-pandemic, total online sales hit an all-time record in 2023, although total sales volume fell by 12% to $440.3 million and the average price of a work of art fell by nearly 25%.

In general, the global art market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell art. While the global art market is large, its exact size is unknown and statistical data is inconsistent. Much of the uncertainty stems from differing estimates of the size of the private dealer and gallery market, which is based on survey data, but disparities also exist in reported auction sales.

Administrative Services

Pursuant to the Services Agreement among Masterworks, the Company, on behalf of each applicable series, and Masterworks Cayman, on behalf of each applicable segregated portfolio, Masterworks manages all of our administrative services and funds all ordinary and necessary costs and expenses to maintain the Artwork of each series. In exchange for these services, the Administrator receives Management Fee Shares at a rate of 1.5% per annum. Management Fee Shares have a liquidation preference of $20.00 per share. The Administrator will also manage any extraordinary or non-routine services which may be required, from time-to-time, including, without limitation, litigation or services in connection with a sale of the Artwork of a series or any sale, merger, third-party tender offer or other similar transaction involving us. Any third-party costs incurred by the Administrator or payments made by the Administrator in connection with litigation or major transactions will be reimbursed upon the sale of the Artwork of a series or us, as applicable. Because the Company has no employees and no liquid capital resources, the Company is totally reliant on the Administrator to maintain the Artwork of each series and administer each series’ operations. We may determine to sell the Artwork of a series without engaging a third-party intermediary, in which event, the Administrator would be permitted to charge the buyer of the Artwork of a series a reasonable fee not to exceed the lowest published buyer’s premium charged by Sotheby’s, Christie’s or Phillips in effect at such time.

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Competition

At the time we attempt to sell the Artwork of a series, we may face substantial competition from other entities, such as galleries, and individuals who are selling or seeking to sell similar artworks. These other parties may be willing to sell their artworks at a lower price than us. Further, we will face significant risks from other competitive factors prevailing in the art market, such as the available supply of similar artworks for sale.

Government Regulation

As tangible personal property, art is subject to regulation under different city, state and federal statutory schemes. Generally, domestic art transactions that are conducted within the United States are subject to state Uniform Commercial Code statutes, which govern the sale of goods. Some states have additionally enacted art specific legislation, such as New York’s Arts and Cultural Affairs Law and California’s Resale Royalty Act. In addition, federal statutes such as the Holocaust Expropriated Art Recovery Act and the National Stolen Property Act can apply to title disputes in the art market context. International art transactions involving the import and export of art into and out of the United States will subject us to the rules and regulations established by the United States Customs and Border Protection. Further, we and Masterworks will be subject to the requirements of the federal Cultural Property Implementation Act which is the United States’ accession legislation for the 1970 United Nations Educational, Scientific, and Cultural Organization (UNESCO) Convention which protects countries’ cultural property, including artwork. New York City, as a major art auction center, has enacted legislation governing the activities of auctioneers in the New York City Administrative Code and Masterworks may be subject to these regulations through its transactions and financing arrangements with auctioneers.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers. The Patriot Act also requires federal banking regulators to evaluate the effectiveness of an applicant in combating money laundering in determining whether to approve a proposed bank acquisition.

Risk Factors

Investing in the Class A shares of a series involves a high degree of risk and are only suitable for investors who can hold their investment for an indefinite period and can afford to lose their entire investment. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the Class A shares of a series. Prospective investors should consult their accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in a series of the Company. Set forth below is a summary of certain risks that should be considered before making an investment.

Each series owns a unique artwork and whether or not a series will be able to deliver capital appreciation to investors is largely dependent on the art market, which we cannot control.

We cannot make any assurance that our business model will be successful. Our operations will be dedicated to acquiring and maintaining Artworks held by our series and facilitating the ultimate sale of Artworks. The ability of any series to deliver capital appreciation will depend to a large extent on economic conditions, the art market in general and the market for works produced by the specific artist, which are factors that are beyond our control. The value of an Artwork may decline after a series purchases it.

We do not expect any series to generate any material amount of revenues and Class A shares do not generate current yield. We do not expect any series to generate any material revenue, so investors will only recognize a return on their investment if the Artwork held by a series is sold or they are able to sell their shares and must be prepared to hold their investment for an indefinite period. An investment in the Class A shares of a series is unsuitable for investors seeking current yield and is only suitable for those seeking long term capital appreciation.

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We are undiversified. Investing in a series is highly risky since 100% of such investment is concentrated in a single artwork.

Your ability to trade shares or otherwise exit your investment is highly uncertain. There is no active public market for the Class A shares of a series and an active trading market may not ever develop or, even if developed, may not be available to all shareholders, may not be sustained or may cease to exist. Although we facilitate or intend to facilitate secondary purchases and sales of the Class A shares of a series on an alternative trading system operating by a third-party broker-dealer (the “ATS”), certain investors are not eligible to participate on the ATS, including certain non-U.S. citizens, and it may not provide an effective means to sell your shares or receive a price for your shares that is reflective of the fair value of the Class A shares of a series or the Artwork of such series. In addition, we impose restrictions on the transfer of the Class A shares of a series. Accordingly, you should consider the resale market for the Class A shares of a series to be severely limited, as you may be unable to resell your shares without significant expense, or at all.

Artwork may be sold at a loss. An artwork can decline in value and investors in Masterworks shares may lose all or a significant portion of their investment. Even if the Artwork of a series appreciates in value, the rate of appreciation may be insufficient to cover costs and expenses.

The Class A shares are illiquid. The Class A shares of a series are not eligible for trading on any stock exchange. We intend to hold the Artwork of a series for an indefinite period and the maintenance of an active trading market for the shares is uncertain. Although you may be able to sell shares on the ATS, no assurance can be given that there will be a liquid market or that you will realize fair value upon any such sale. Investors should be prepared to hold their investment for an indefinite period of time, as there can be no assurance that the shares can ever be tradable or that the Artwork of a series can be sold.

Costs will diminish returns. Fixed costs, such as the expense allocation and administrative services fees paid to Masterworks and variable costs, such as Masterworks profit sharing and costs to sell the Artwork of a series, will reduce overall returns on invested capital.

Investing in art is subject to numerous risks. These risks include, without limitation (i) claims with respect to authenticity or provenance, (ii) physical damage due to improper storage, poor workmanship, accidents, theft, natural disasters, fire, etc., (iii) legal challenges to ownership, (iv) market risks, (v) economic risks, and (vi) fraud. Also, the artist that produced the Artwork could fall out of favor for a variety of reasons which would reduce an Artwork’s marketability and value. Any of these risks could reduce the value of the Class A shares of a series.

Art is illiquid. Art is a highly illiquid asset and we cannot guarantee that there will be a buyer for the Artwork of a series at any reasonable price or within any given time frame.

Trends in the art market may change. Temporary consumer popularity or trends among collectors may lead to short-term or temporary price increases, followed by decreases in value. Trends are difficult to predict and may adversely impact the value of the Artwork of a series and or our ability to sell the Artwork of a series.

Claims could cause losses. Buying and selling artwork can involve potential claims regarding title, provenance and or authenticity of the artwork. Costs associated with litigation and or settlement may be advanced by the Administrator, but are ultimately the responsibility of each series. Accordingly, the existence of any such claims may require us to sell the Artwork of a series at an inopportune time and will reduce the proceeds of a sale that are available to shareholders. Further, although we maintain authenticity and title insurance coverage, such coverage may not be sufficient against potential claims.

Insurance coverage may be insufficient. Insurance coverage may expressly exclude damage caused by war, losses caused by chemical or biological contamination and certain other potential loss scenarios. In addition, coverage limits at any point in time may be below fair value.

The Company is totally reliant on Masterworks. The Company has no liquid capital resources and is 100% reliant on Masterworks to maintain and eventually sell the Artwork of each series. If the Masterworks business model were to fail, we would likely need to sell the Artwork of each series and the timing and manner of any such forced sale may be suboptimal to maximize the sale price and value to shareholders.

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Masterworks has potential conflicts of interest. Masterworks earns fees and incurs costs for administering Masterworks issuers such as the Company. Although, there is significant alignment between investors and Masterworks since Masterworks earns fees in the form of equity interests in each segregated portfolio, Masterworks could sell its interests or earn money from other activities, such as for displaying the Artwork of a series, future trading in the shares, sale of the Artwork of a series without using a third-party broker or in other ways. Masterworks’ interests and the interests of its Board of Managers and officers may not always be aligned with your interests.

Liquidation timing is highly uncertain. There can be no assurance as to the timing of a liquidating distribution or that a series will pay a liquidating distribution at all. Investment is only suitable for those who can afford to hold their investment indefinitely and afford to sustain a total loss of capital.

The Board of Managers has complete authority to administer our business consistent with our operating agreement. Our Board of Managers has sole voting power over matters such as mergers, consolidations, acquisitions, winding up and dissolution of the Company and each individual series (as applicable). Additionally, we, in our sole and absolute discretion, may decide to sell the Artwork of a series at any time and in any manner.

The issuance of equity to the Administrator will have a dilutive effect on the holders of the Class A shares of a series and has priority upon a liquidation event. The Administrator will earn a management services fee for each series in the form of SPC Preferred shares (which are exchangeable for Class A shares of the Company). These fees will, when issued and exchanged (if applicable), effectively dilute your economic interest in the Artwork of a series. In addition, the holders of SPC Preferred shares have a $20.00 per share liquidation preference over the holders of SPC ordinary shares. In the event of a liquidation of a series, the Administrator (or an affiliate of the Administrator that holds the preferred shares of the corresponding segregated portfolio) would receive $20.00 per share of liquidation proceeds, prior to (and in preference to) the holders of the corresponding ordinary shares receiving any amount of such liquidation proceeds.

Employees

None.

Material Legal Proceedings

None.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with our audited Consolidated Financial Statements and the related notes.

Overview

We are a Delaware series limited liability company formed to facilitate investment in one or multiple distinct Artworks by conducting an offering of Class A shares of one or more series pursuant to a Tier II offering under Regulation A+, acquiring the Artworks and maintaining the Artworks for future sale. We are managed by our affiliate, the Administrator.

During all relevant times following the initial closing of each series offering, each series will hold title to the specific Artwork that it acquires in a segregated portfolio of Masterworks Cayman, SPC, or “Masterworks Cayman”, a Cayman Islands segregated portfolio company. A segregated portfolio company registered under the Cayman Islands Companies Law is a single legal entity which may establish internal segregated portfolios. Each series owns 100% of the ordinary share capital of the applicable segregated portfolio, and such segregated portfolio will be treated as a subsidiary of the applicable series for financial reporting purposes. As of December 31, 2023, no series of the Company or any segregated portfolio of Masterworks Cayman beneficially owns any material assets other than the single Artwork associated with such series or has any indebtedness or commercial obligations following the final closing of such series offering other than obligations arising pursuant to a management services agreement with Masterworks and potential contractual obligations associated with an eventual sale of the Artwork of a series.

Pursuant to a Services Agreement by and between the Company, on behalf of each applicable series, Masterworks Cayman, on behalf of each applicable segregated portfolio, and the Administrator (the “Services Agreement”), the Administrator will pay all of our ordinary ongoing operating costs and expenses and manage all management services relating to our business, each series and the Artwork of each series in exchange for Management Fee Shares issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman outstanding, per annum. The share issuances are made quarterly in arrears and there is no overall limit to the number of SPC Preferred shares that may be issued to Masterworks. Masterworks will receive $20.00 per Management Fee Share in preference to distributions to holders of Class A shares. Each series of the Company or segregated portfolio of Masterworks Cayman, as applicable, will remain obligated to reimburse the Administrator for any extraordinary or non-routine costs, payments and expenses, if any, in cash from the proceeds of a sale of the Artwork of such series, and Masterworks may also charge additional transactional fees upon a private sale of Artwork in certain circumstances.

In addition, amounts paid to Masterworks from the proceeds of series offerings in the form of expense allocation payments are intended to be reasonable compensation for the use of the Masterworks platform and Masterworks intellectual property, as well as Masterworks’ sourcing the Artwork of each series, capital commitment and outlay.

Other than activities related to each series offering and the acquisition and maintenance of the Artworks, we have not conducted any other business activities or operations. Our strategy is to display, promote and market the Artwork of each series in a manner designed to enhance its provenance and increase its exposure and its value.

We do not expect to generate any material amount of revenues or cash flow unless and until we sell the Artwork of a series. We are totally reliant on Masterworks to maintain the Artwork and administer our business.

Operating Results

Due to the comprehensive nature of the Services Agreement, our operating results for any particular series for any fiscal period following the closing date on which the applicable series offering is fully subscribed will only reflect the management services fee and any extraordinary or non-recurring items for which we are responsible. Accordingly, differences in operating results from one fiscal period to the next are primarily attributable to the timing of the acquisition and disposition of the Artwork of a series. Operating results for a particular series for any fiscal period may also be affected by changes in the fair value of the Artwork of such series, since the services fee payable to Masterworks in the form of SPC Preferred shares is recorded based on the fair value of the SPC Preferred shares over the time period during which the related services are performed.

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During the period presented in the audited Consolidated Financial Statements included in this Report, neither the Company nor any series was responsible for any extraordinary or non-recurring expenses.

Contingent Liabilities

Neither the Company nor any series had any contingent liabilities as of December 31, 2023.

Income Taxes

We expect that each series will be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership subject to tax as a corporation. As a partnership, we generally will not be subject to U.S. federal income tax. Instead, each shareholder that is subject to U.S. tax will be required to take into account its distributive share, whether or not distributed, of each item of our income, gain, loss, deduction or credit.

We had no federal and state income tax assets, liabilities or expenses (other than for management fees deducted in connection with the Services Agreement) as of and for the year ended December 31, 2023.

Liquidity and Capital Resources of the Administrator

We do not maintain any material liquid assets and, accordingly, we rely upon the Administrator to pay for the maintenance and administration of our Company and the business of each series in accordance with the Services Agreement. A summary of the financial condition of the Administrator as of December 31, 2023 and December 31, 2022, is provided in Note 3 to the Consolidated Financial Statements.

We and the Administrator believe that the Administrator’s sources of liquidity, together with contributions from Masterworks derived from equity contributions from members, borrowings, sale of management fee shares and cash on hand, will be sufficient for the Administrator to perform its obligations under the Services Agreement for the foreseeable future.

The Administrator is currently financed through equity contributions from Masterworks, LLC. Masterworks, LLC is currently funded through equity contributions of approximately $110 million from private investors, borrowings under a $25 million revolving credit facility and cash flow from operations.

The Administrator earns fees in the form of SPC Preferred shares. Once earned the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1, which effectively results in dilution of other Class A shareholders of 1.5% per annum. The direct incremental costs incurred by the Administrator to satisfy its obligations under the Services Agreement are expected to be less than its revenues. In addition, the Administrator has covenanted in the Services Agreement that for so long as such agreement remains in effect, the Administrator will maintain on hand cash reserves sufficient to pay at least one year of estimated expenses to satisfy its obligations under the Services Agreement to fund the operations of the Company until the sale of the Artwork of each series.

The Administrator conducts other business activities, including the management of other entities similar to the Company and expects its revenues will exceed its costs. Additionally, we intend to own the Artwork of each series for an indefinite period, although we will evaluate any reasonable third party offers to acquire the Artwork of a series following the offering conducted by the series.

We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Administrator.

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Commitments from Affiliates to Fund Operations

We have a written commitment from the Administrator to fund our operations and costs to maintain the Artwork of each series until we sell the Artwork of each series which is contained in the Services Agreement.

Item 3. Directors and Officers

As of the date of this Annual Report, the following table sets forth the names of the executive officers and members of the Board of Managers of the Company and their positions and offices with the Company:

Name	Age	Position

Nigel S. Glenday	41	Chief Executive Officer; Chief Financial Officer; Member of the Board of Managers

Joshua B. Goldstein	56	General Counsel and Secretary; Member of the Board of Managers

Eli D. Broverman	45	Member of the Board of Managers; Independent Manager

Nigel S. Glenday. Mr. Glenday has served as Chief Executive Officer since inception and as Chief Financial Officer and a member of the Board of Managers of the Company since inception. He has also served as Chief Financial Officer of our affiliate Masterworks, LLC since April 2019 and the Chief Executive Officer of Masterworks Investor Services, LLC since August 2021. From March 2015 through April 2019, Mr. Glenday was a Managing Director for Athena Art Finance Corp., a leading independent art-secured finance company. From July 2012 to March 2015, Mr. Glenday was a Vice President at StormHarbour Securities, LLP, a global markets and financial advisory firm. From 2009 to 2012, Mr. Glenday was an Associate at Morgan Stanley in the Financial Institutions Group, Investment Banking Division, and from 2005 through 2009, Mr. Glenday was an Analyst and Associate Director in the Financial Institutions Group at UBS Investment Bank. Mr. Glenday holds a B.A. in Economics and History from the University of Virginia, where he graduated as a member of Phi Beta Kappa Honor Society.

Joshua B. Goldstein. Mr. Goldstein has served as a Board Member, the General Counsel and Secretary of the Company since inception and has served in such capacities with our affiliate Masterworks, LLC since February 1, 2018. From September 2016 through December 2017, Mr. Goldstein was a shareholder in the Denver office of Greenspoon Marder, P.A. From April 2015 through August 2016, Mr. Goldstein was self-employed as a corporate attorney. From September 2012 through March 2015, Mr. Goldstein was Executive Vice President, Chief General Counsel and Corporate Secretary of Intrawest Resorts Holdings, Inc., a NYSE-listed resort and adventure company. Prior to joining Intrawest, Mr. Goldstein was a Counsel in the New York office of Skadden, Arps, Slate, Meagher & Flom, LLP from June 2007 to August 2012 and he was an Associate at Skadden from September 1996 until August 2005, where he concentrated on corporate finance, corporate securities and mergers and acquisitions. Mr. Goldstein was also previously a Partner in the New York office of Torys, LLP. Mr. Goldstein holds a B.A. in business administration from the University of Wisconsin-Madison and a J.D. from Fordham University School of Law and is a Certified Public Accountant (inactive).

Eli D. Broverman. Mr. Broverman has served as a Board Member and the Independent Manager of the Company since inception and has served as member of the Board of Managers of Masterworks, LLC since April 29, 2020. Mr. Broverman co-founded Betterment in 2007 and served as its President and COO from 2007 to 2017. An expert in securities and financial institutions law, Mr. Broverman has designed a wide range of structuring and compliance initiatives for broker-dealers and investment advisors. From 2005 to 2007, Mr. Broverman practiced law at the international law firm Proskauer Rose LLP, where he advised Fortune 500 companies and their senior management on securities, tax, and compensation matters. Mr. Broverman serves as an adviser and or Board Member of several privately held financial technology companies, including Betterment, Carver Edison, Covered by Sage, Bloom Credit, and Good Money.

The foregoing individuals have also served in the capacity as executive officers and members of the board of managers of our affiliated entities of Masterworks.

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Key Employee of Masterworks

Although not an employee of the Company, through its arrangements with Masterworks, the Company significantly relies on services performed by Scott W. Lynn. Biographical information for Mr. Lynn is set forth below.

Mr. Lynn, who is the Founder of Masterworks, has served as the Chief Executive Officer of our affiliate Masterworks, LLC since February 1, 2018, and as the Chief Executive Officer of the Administrator since November 28, 2018. Mr. Lynn has been an active collector of contemporary art for more than fifteen years and has built an internationally-recognized collection of Abstract Expressionism that has included works by Clyfford Still, Barnett Newman, Mark Rothko, Willem de Kooning, and more. Mr. Lynn’s collection has been exhibited at museums such as the Royal Academy in London, the Denver Art Museum, the Palm Beach Museum, National Gallery, the Guggenheim (New York), and the Museum of Modern Art. Mr. Lynn is an Internet entrepreneur and has founded, acquired, or acted as a majority-investor in over a dozen advertising technology, content, and fintech companies. Mr. Lynn serves as a board member of the International Foundation for Art Research (a non-profit; publisher of the IFAR journal, which topically focuses on art authenticity and stolen art research, as well as additional research projects related to artwork authenticity).

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers receive compensation for his or her services, including services performed for us, from Masterworks. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Administrator, we do not intend to pay any compensation directly to these individuals.

Compensation of the Board of Managers

Members of the Board of Managers who are also officers of Masterworks and the Company receive no compensation in respect of their service on the Board of Managers. The Independent Manager receives compensation from Masterworks for serving in such capacity on multiple issuer entities. Although we will indirectly bear some of the costs of the compensation paid to the Independent Manager, through fees we pay to the Administrator, we do not intend to pay any compensation directly to this individual.

Compensation of the Administrator

For information regarding the compensation of our Administrator, please see “Management Compensation” in our Offering Statement on Form 1-A filed with the SEC on December 13, 2022, and such section is incorporated herein by reference.

Item 4. Security Ownership of Management and Certain Securityholders

The following table sets forth information about the current beneficial ownership of the Company at December 31, 2023, for:

●	Each person known to us to be the beneficial owner of 10% or more of the Class A shares of any series eligible to vote;

●	Each named executive officer;

●	Each member of the Board of Managers; and

●	All of the executive officers and members of the Board of Managers as a group.

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Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 225 Liberty Street, 29th Floor, New York, New York 10281. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

		Membership Interests Beneficially Owned Prior to the Series Offerings		Class A Shares Beneficially Owned After the Series Offerings
Name of Beneficial Owner	Series	Number	Percent	Number	Percent
Named Executive Officers and Board of Managers:	-

Nigel S. Glenday, Chief Executive Officer; Chief Financial Officer(1)	-	-	*	-	*

Joshua B. Goldstein, General Counsel and Secretary(1)	-	-	*	-	*

Eli D. Broverman, Independent Representative (1)	-	-	*	-	*

All named executive officers and Members of the Board of Managers as a group (3 persons)	-	-	*	-	*
10% Holders:
Matthew Calcagno	Series 336	-	-	2,500	12.79%
William Brandon Warburton	Series 343	-	-	5,193	19.90%
Maurice Werdegar	Series 344	-	-	4,000	16.39%
Bhavin Patel	Series 344	-	-	2,500	10.25%
Oscar J Ying	Series 377	-	-	1,875	13.79%
Mohammed A Al Sabah	Series 377	-	-	1,500	11.03%
lazar Grujic	Series 377	-	-	1,500	11.03%

*	Less than 1.0%

(1)	Also serve as members of the Board of Managers of the Company.

The Lynn Family Trust 001 (the “Trust”) owns approximately 81% of the membership interests of Masterworks, LLC. Mr. Lynn is the Chief Executive Officer of Masterworks, LLC and Masterworks Administrative Services, LLC. By contract, Mr. Lynn has the power to vote 100% of the membership interests beneficially owned by the Trust and controls Masterworks. No other person beneficially owns 10% or more of the voting membership interests of Masterworks, LLC or any of its subsidiaries. Masterworks beneficially owns 100% of the Company’s non-voting Class B shares and earns Management Fee Shares pursuant to the Services Agreement at an annual rate of 1.5%.

11

Class B shares beneficially owned by Masterworks entitle Masterworks to 20% of the profit on sale of the Artwork or the ability to convert such shares into Class A shares with a value at the time of conversion equal to 20% of the increase in value of our issued and outstanding Class A and B shares. The amounts reflected in the table do not include any Class A shares which may be issuable upon conversion of Class B shares because such amount is indeterminable, and does not include any Class A shares that Masterworks earned pursuant to a Services Agreement. For additional information regarding the hypothetical number of Class A shares that would be issued to Masterworks upon conversion of its Class B shares at various valuations, see “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS” in our Offering Statement on Form 1-A filed with the SEC on December 13, 2022, which section is incorporated herein by reference.

In addition, the following table represents the number and percentage of Class A shares of a series that are eligible to vote and the number and percentage of Class A shares of a series that are not eligible to vote as of December 31, 2023:

Series	Number of Class A shares eligible to vote	%	Number of Class A shares not eligible to vote	%
Series 300	61,587	78.96	16,413	21.04
Series 309	34,649	100.00	-	-
Series 315	31,700	100.00	-	-
Series 316	47,200	100.00	-	-
Series 318	8,607	100.00	-	-
Series 319	31,300	100.00	-	-
Series 320	17,685	100.00	-	-
Series 322	23,850	100.00	-	-
Series 323	17,409	100.00	-	-
Series 329	20,234	99.51	100	0.49
Series 336	19,550	100.00	-	-
Series 338	32,796	100.00	-	-
Series 339	89,000	100.00	-	-
Series 340	213,453	100.00	-	-
Series 343	26,100	100.00	-	-
Series 344	24,400	100.00	-	-
Series 345	111,000	100.00	-	-
Series 346	27,050	100.00	-	-
Series 348	8,394	100.00	-	-
Series 370	27,750	100.00	-	-
Series 372	31,100	100.00	-	-
Series 374	33,300	100.00	-	-
Series 377	13,600	100.00	-	-

Item 5. Interest of Management and Others in Certain Transactions

For further details, please see Note 2, “Related Party Transactions” and Note 5, “Subsequent Events” in Item 7, Consolidated Financial Statements.

Item 6. Other Information

In the third quarter of 2023, the Company received consent from the holders of a majority of voting shares of the series then existing to eliminate the vesting provisions relating to Management Fee Shares. On December 31, 2023, the Company amended its operating agreement and Services Agreement to reflect such change for all series of the Company, including on a go-forward basis.

12

Item 7. Consolidated Financial Statements

Masterworks Vault 1, LLC

Consolidated Financial Statements

For the period November 9, 2022 (inception) through December 31, 2022 and for the period January 1, 2023 to December 31, 2023

13

Independent auditor’s report

To the Board of Managers and Members of

Masterworks Vault 1, LLC

Opinion

We have audited the accompanying consolidated financial statements of Masterworks Vault 1, LLC (the “Company”) as a whole, on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2023 and 2022, and the related consolidated statements of operations, members’ equity, and cash flows for the period November 9, 2022 (inception) through December 31, 2023, and the related notes to the consolidated financial statements. We have also audited the accompanying consolidated financial statements of each listed Series of the Company, which comprise each listed Series’ consolidated balance sheet as of December 31, 2023 and 2022, and the related consolidated statements of operations, members’ equity, and cash flows for the period November 9, 2022 (inception) through December 31, 2023, for each listed Series, and the related notes to each listed Series’ consolidated financial statements.

In our opinion, the consolidated financial statements for the Company as a whole and for each Series referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, the financial position of each listed Series as of December 31, 2023 and 2022, the results of the Company’s consolidated operations and its cash flows for the period November 9, 2022 (inception) through December 31, 2023, and the results of each listed Series’ consolidated operations and cash flows for the period November 9, 2022 (inception) through December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits and in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements of the Company and each listed Series’ consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements of the Company as a whole and each listed Series’ consolidated financial statements are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements of the Company as a whole or on each listed Series’ consolidated financial statements.

F-1

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements of the Company and each listed Series’ consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements of the Company and each listed Series’ consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements of the Company and each Series’ consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

AGD Legal, S. C.

Cancun, Quintana Roo

April 26, 2024

F-2

MASTERWORKS VAULT 1, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2023

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	110	110	110	110	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	110	110	110	110	110
Artwork	1,560,000	2,003,000	634,000	944,000	501,000	626,000
Total Assets	$1,560,110	2,003,110	634,110	944,110	501,110	626,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	198,500	-	-	49,899	-
Other amounts due to affiliates	-	1,111,520	-	-	278,961	-
Total Current Liabilities	-	1,310,020	-	-	328,860	-
Total Liabilities	$-	1,310,020	-	-	328,860	-
Members’ Equity:
Total Members’ Equity	$1,560,110	693,090	634,110	944,110	172,250	626,110

Noncontrolling interests in consolidated subsidiary	3,920	-	1,740	1,740	-	3,660
Members’ Equity	1,556,190	693,090	632,370	942,370	172,250	622,450

Total Liabilities And Members’ Equity	$1,560,110	2,003,110	634,110	944,110	501,110	626,110

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MASTERWORKS VAULT 1, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2023

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
ASSETS
Current Assets:
Cash and Cash Equivalents	$30,170	600,110	11,250	3,110	110	4,570
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	30,170	600,110	11,250	3,110	110	4,570
Artwork	405,000	-	458,000	561,000	391,000	894,000
Total Assets	$435,170	600,110	469,250	564,110	391,110	898,570
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$30,060	-	11,140	3,000	-	4,460
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	40,000	-	45,500	56,000	-	238,080
Other amounts due to affiliates	11,300	-	64,320	98,320	-	-
Total Current Liabilities	81,360	-	120,960	157,320	-	242,540
Total Liabilities	$81,360	-	120,960	157,320	-	242,540
Members’ Equity:
Total Members’ Equity	$353,810	600,110	348,290	406,790	391,110	656,030

Noncontrolling interests in consolidated subsidiary	-	1,660	-	-	1,720	-
Members’ Equity	353,810	598,450	348,290	406,790	389,390	656,030

Total Liabilities And Members’ Equity	$435,170	600,110	469,250	564,110	391,110	898,570

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MASTERWORKS VAULT 1, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2023

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
ASSETS
Current Assets:
Cash and Cash Equivalents	$110	6,470	110	110	110	110
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	110	6,470	110	110	110	110
Artwork	1,780,000	4,331,000	522,000	488,000	2,220,000	541,000
Total Assets	$1,780,110	4,337,470	522,110	488,110	2,220,110	541,110
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	-	6,360	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	61,940	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	68,300	-	-	-	-
Total Liabilities	$-	68,300	-	-	-	-
Members’ Equity:
Total Members’ Equity	$1,780,110	4,269,170	522,110	488,110	2,220,110	541,110

Noncontrolling interests in consolidated subsidiary	2,820	1,800	2,480	2,360	8,520	2,420
Members’ Equity	1,777,290	4,267,370	519,630	485,750	2,211,590	538,690

Total Liabilities And Members’ Equity	$1,780,110	4,337,470	522,110	488,110	2,220,110	541,110

The accompanying notes are an integral part of these consolidated financial statements.

F-5

MASTERWORKS VAULT 1, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2023

	Series 348	Series 370	Series 372	Series 374	Series 377	Series 386
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,010	110	110	110	110	100
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	1,010	110	110	110	110	100
Artwork	1,804,000	555,000	622,000	666,000	272,000	-
Total Assets	$1,805,010	555,110	622,110	666,110	272,110	100
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$900	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	179,000	-	-	-	-	-
Other amounts due to affiliates	1,457,120	-	-	-	-	-
Total Current Liabilities	1,637,020	-	-	-	-	-
Total Liabilities	$1,637,020	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$167,990	555,110	622,110	666,110	272,110	100

Noncontrolling interests in consolidated subsidiary	-	2,640	2,060	3,000	900	-
Members’ Equity	167,990	552,470	620,050	663,110	271,210	100

Total Liabilities And Members’ Equity	$1,805,010	555,110	622,110	666,110	272,110	100

The accompanying notes are an integral part of these consolidated financial statements.

F-6

MASTERWORKS VAULT 1, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2023

	Series 411	Series 415	Series 420	Series 423	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	$288,380	504,100	170,280	366,100	1,987,410
Receivable from Affiliates	-	-	-	-	-
Total Current Assets	288,380	504,100	170,280	366,100	1,987,410
Artwork	-	-	-	-	22,778,000
Total Assets	$288,380	504,100	170,280	366,100	24,765,410
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	$288,280	504,000	170,180	366,000	1,384,380
Management services fee payable	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	868,919
Other amounts due to affiliates	-	-	-	-	3,021,541
Total Current Liabilities	288,280	504,000	170,180	366,000	5,274,840
Total Liabilities	$288,280	504,000	170,180	366,000	5,274,840
Members’ Equity:
Total Members’ Equity	$100	100	100	100	19,490,570

Noncontrolling interests in consolidated subsidiary	-	-	-	-	43,440
Members’ Equity	100	100	100	100	19,534,010

Total Liabilities And Members’ Equity	$288,380	504,100	170,280	366,100	24,808,850

The accompanying notes are an integral part of these consolidated financial statements.

F-7

MASTERWORKS VAULT 1, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2022

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
ASSETS
Current Assets:
Cash and Cash Equivalents	-	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Liabilities And Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-8

MASTERWORKS VAULT 1, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2022

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
ASSETS
Current Assets:
Cash and Cash Equivalents	-	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Liabilities And Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-9

MASTERWORKS VAULT 1, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2022

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
ASSETS
Current Assets:
Cash and Cash Equivalents	-	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Liabilities And Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-10

MASTERWORKS VAULT 1, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2022

	Series 348	Series 370	Series 372	Series 374	Series 377	Series 386
ASSETS
Current Assets:
Cash and Cash Equivalents	-	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-	-
Total Current Assets	-	-	-	-	-	-
Artwork	-	-	-	-	-	-
Total Assets	$-	-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Management services fee payable	-	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-	-
Total Liabilities	$-	-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-	-
Members’ Equity	-	-	-	-	-	-

Total Liabilities And Members’ Equity	$-	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-11

MASTERWORKS VAULT 1, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2022

	Series 411	Series 415	Series 420	Series 423	Consolidated
ASSETS
Current Assets:
Cash and Cash Equivalents	-	-	-	-	-
Receivable from Affiliates	-	-	-	-	-
Total Current Assets	-	-	-	-	-
Artwork	-	-	-	-	-
Total Assets	$-	-	-	-	-
LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Unsettled subscriptions and investor subscription deposits	-	-	-	-	-
Management services fee payable	-	-	-	-	-
Amounts due to affiliate for purchase of artwork	-	-	-	-	-
Other amounts due to affiliates	-	-	-	-	-
Total Current Liabilities	-	-	-	-	-
Total Liabilities	$-	-	-	-	-
Members’ Equity:
Total Members’ Equity	$-	-	-	-	-

Noncontrolling interests in consolidated subsidiary	-	-	-	-	-
Members’ Equity	-	-	-	-	-

Total Liabilities And Members’ Equity	$-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-12

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from January 1, 2023 through December 31, 2023

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - management services fees	3,920	-	1,740	1,740	-	3,660
Total Expenses	$3,920	-	1,740	1,740	-	3,660
Net Income/(Loss)	$(3,910)	10	(1,730)	(1,730)	10	(3,650)

Less: Net Income (Loss) attributable to noncontrolling interests	-	-	-	-	-	-
Net Income/(Loss) attributable to parent	$(3,910)	10	(1,730)	(1,730)	10	(3,650)

Net Income/(Loss) per Class A ordinary Share, Basic	(0.06)	0.00	(0.06)	(0.04)	0.00	(0.12)
Net Income/(Loss) per Class A ordinary Share, Diluted	(0.06)	0.00	(0.06)	(0.04)	0.00	(0.12)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic	65,495	33,182	30,930	44,232	8,330	31,070
Weighted Average Number of Class A ordinary Shares Outstanding, Diluted	65,495	33,182	30,930	44,232	8,330	31,070

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	123,000	-	-	-	-
Total Income	$10	123,010	10	10	10	10
Expenses:
Share-based compensation - management services fees	-	1,660	-	-	1,720	-
Total Expenses	$-	1,660	-	-	1,720	-
Net Income/(Loss)	$10	121,350	10	10	(1,710)	10

Less: Net Income (Loss) attributable to noncontrolling interests	-	-	-	-	-	-
Net Income/(Loss) attributable to parent	$10	121,350	10	10	(1,710)	10

Net Income/(Loss) per Class A ordinary Share, Basic	0.00	5.21	0.00	0.00	(0.09)	0.00
Net Income/(Loss) per Class A ordinary Share, Diluted	0.00	5.21	0.00	0.00	(0.09)	0.00
Weighted Average Number of Class A ordinary Shares Outstanding, Basic	17,685	23,277	16,234	13,940	18,904	30,921
Weighted Average Number of Class A ordinary Shares Outstanding, Diluted	17,685	23,277	16,234	13,940	18,904	30,921

F-13

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from January 1, 2023 through December 31, 2023

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
Income:
Royalties	$10	10	10	10	10	10
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	10
Expenses:
Share-based compensation - management services fees	2,820	1,800	2,480	2,360	8,520	2,420
Total Expenses	$2,820	1,800	2,480	2,360	8,520	2,420
Net Income/(Loss)	$(2,810)	(1,790)	(2,470)	(2,350)	(8,510)	(2,410)

Less: Net Income (Loss) attributable to noncontrolling interests	-	-	-	-	-	-
Net Income/(Loss) attributable to parent	$(2,810)	(1,790)	(2,470)	(2,350)	(8,510)	(2,410)

Net Income/(Loss) per Class A ordinary Share, Basic	(0.04)	(0.01)	(0.10)	(0.10)	(0.08)	(0.09)
Net Income/(Loss) per Class A ordinary Share, Diluted	(0.04)	(0.01)	(0.10)	(0.10)	(0.08)	(0.09)
Weighted Average Number of Class A ordinary Shares Outstanding, Basic	77,584	195,983	25,379	24,319	110,467	26,769
Weighted Average Number of Class A ordinary Shares Outstanding, Diluted	77,584	195,983	25,379	24,319	110,467	26,769

F-14

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from January 1, 2023 through December 31, 2023

	Series 348	Series 370	Series 372	Series 374	Series 377	Series 386
Income:
Royalties	$10	10	10	10	10	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$10	10	10	10	10	-
Expenses:
Share-based compensation - management services fees	-	2,640	2,060	3,000	900	-
Total Expenses	$-	2,640	2,060	3,000	900	-
Net Income/(Loss)	$10	(2,630)	(2,050)	(2,990)	(890)	-

Less: Net Income (Loss) attributable to noncontrolling interests	-	-	-	-	-	-
Net Income/(Loss) attributable to parent	$10	(2,630)	(2,050)	(2,990)	(890)	-

Net Income/(Loss) per Class A ordinary Share, Basic	0.00	(0.10)	(0.07)	(0.09)	(0.07)	-
Net Income/(Loss) per Class A ordinary Share, Diluted	0.00	(0.10)	(0.07)	(0.09)	(0.07)	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic	7,952	27,504	30,617	32,657	13,600	-
Weighted Average Number of Class A ordinary Shares Outstanding, Diluted	7,952	27,504	30,617	32,657	13,600	-

F-15

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from January 1, 2023 through December 31, 2023

	Series 411	Series 415	Series 420	Series 423	Consolidated
Income:
Royalties	$-	-	-	-	230
Gain on sale of artwork	-	-	-	-	123,000
Total Income	$-	-	-	-
Expenses:
Share-based compensation - management services fees	-	-	-	-	43,440
Total Expenses	$-	-	-	-	43,440
Net Income/(Loss)	$-	-	-	-	79,790

Less: Net Income (Loss) attributable to noncontrolling interests	-	-	-	-	-
Net Income/(Loss) attributable to parent	$-	-	-	-	79,790

Net Income/(Loss) per Class A ordinary Share, Basic	-	-	-	-
Net Income/(Loss) per Class A ordinary Share, Diluted	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Diluted	-	-	-	-

F-16

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from November 9, 2022 (inception) through December 31, 2022

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
Income:
Royalties	$-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Total Expenses	$-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Less: Net Income (Loss) attributable to noncontrolling interests	-	-	-	-	-	-
Net Income/(Loss) attributable to parent	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic	-	-	-	-	-	-
Net Income/(Loss) per Class A ordinary Share, Diluted	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Diluted	-	-	-	-	-	-

F-17

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from November 9, 2022 (inception) through December 31, 2022

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
Income:
Royalties	$-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Total Expenses	$-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Less: Net Income (Loss) attributable to noncontrolling interests	-	-	-	-	-	-
Net Income/(Loss) attributable to parent	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic	-	-	-	-	-	-
Net Income/(Loss) per Class A ordinary Share, Diluted	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Diluted	-	-	-	-	-	-

F-18

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from November 9, 2022 (inception) through December 31, 2022

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
Income:
Royalties	$-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Total Expenses	$-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Less: Net Income (Loss) attributable to noncontrolling interests	-	-	-	-	-	-
Net Income/(Loss) attributable to parent	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic	-	-	-	-	-	-
Net Income/(Loss) per Class A ordinary Share, Diluted	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Diluted	-	-	-	-	-	-

F-19

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from November 9, 2022 (inception) through December 31, 2022

	Series 348	Series 370	Series 372	Series 374	Series 377	Series 386
Income:
Royalties	$-	-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-	-
Total Income	$-	-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Total Expenses	$-	-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-	-

Less: Net Income (Loss) attributable to noncontrolling interests	-	-	-	-	-	-
Net Income/(Loss) attributable to parent	$-	-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic	-	-	-	-	-	-
Net Income/(Loss) per Class A ordinary Share, Diluted	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic	-	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Diluted	-	-	-	-	-	-

F-20

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the period from November 9, 2022 (inception) through December 31, 2022

	Series 411	Series 415	Series 420	Series 423	Consolidated
Income:
Royalties	$-	-	-	-	-
Gain on sale of artwork	-	-	-	-	-
Total Income	$-	-	-	-	-
Expenses:
Share-based compensation - administrative services fees	-	-	-	-	-
Total Expenses	$-	-	-	-	-
Net Income/(Loss)	$-	-	-	-	-

Less: Net Income (Loss) attributable to noncontrolling interests	-	-	-	-	-
Net Income/(Loss) attributable to parent	$-	-	-	-	-

Net Income/(Loss) per Class A ordinary Share, Basic	-	-	-	-	-
Net Income/(Loss) per Class A ordinary Share, Diluted	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Basic	-	-	-	-	-
Weighted Average Number of Class A ordinary Shares Outstanding, Diluted	-	-	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-21

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from January 1, 2023 through December 31, 2023

SERIES 300

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	78,000	1,560,000	-	1,560,000	-	-	-	1,560,000	-	-	1,560,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	196	3,920	3,920
Net income/(loss)	-	-	(3,910)	(3,910)	-	-	-	(3,910)	-	-	(3,910)
Balance at December 31, 2023	78,000	$1,560,000	$(3,910)	$1,556,090	1,000	$100	-	1,556,190	196	$3,920	$1,560,110

SERIES 309

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	34,649	692,980	-	692,980	-	-	-	692,980	-	-	692,980
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	-	10	-	-	10
Balance at December 31, 2023	34,649	$692,980	$10	$692,990	1,000	$100	-	693,090	-	$-	$693,090

SERIES 315

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	31,700	634,000	-	634,000	-	-	-	634,000	-	-	634,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	87	1,740	1,740
Net income/(loss)	-	-	(1,730)	(1,730)	-	-	-	(1,730)	-	-	(1,730)
Balance at December 31, 2023	31,700	$634,000	$(1,730)	$632,270	1,000	$100	-	632,370	87	$1,740	$634,110

F-22

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from January 1, 2023 through December 31, 2023

SERIES 316

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	47,200	944,000	-	944,000	-	-	-	944,000	-	-	944,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	87	1,740	1,740
Net income/(loss)	-	-	(1,730)	(1,730)	-	-	-	(1,730)	-	-	(1,730)
Balance at December 31, 2023	47,200	$944,000	$(1,730)	$942,270	1,000	$100	-	942,370	87	$1,740	$944,110

SERIES 318

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	8,607	172,140	-	172,140	-	-	-	172,140	-	-	172,140
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	-	10	-	-	10
Balance at December 31, 2023	8,607	$172,140	$10	$172,150	1,000	$100	-	172,250	-	$-	$172,250

SERIES 319

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	31,300	626,000	-	626,000	-	-	-	626,000	-	-	626,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	183	3,660	3,660
Net income/(loss)	-	-	(3,650)	(3,650)	-	-	-	(3,650)	-	-	(3,650)
Balance at December 31, 2023	31,300	$626,000	$(3,650)	$622,350	1,000	$100	-	622,450	183	$3,660	$626,110

F-23

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from January 1, 2023 through December 31, 2023

SERIES 320

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	17,685	353,700	-	353,700	-	-	-	353,700	-	-	353,700
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	-	10	-	-	10
Balance at December 31, 2023	17,685	$353,700	$10	$353,710	1,000	$100	-	353,810	-	$-	$353,810

SERIES 322

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	23,850	477,000	-	477,000	-	-	-	477,000	-	-	477,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	83	1,660	1,660
Net income/(loss)	-	-	96,980	96,980	-	-	24,370	121,350	-	-	121,350
Balance at December 31, 2023	23,850	$477,000	$96,980	$573,980	1,000	$100	24,370	598,450	83	$1,660	$600,110

SERIES 323

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	17,409	348,180	-	348,180	-	-	-	348,180	-	-	348,180
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	-	10	-	-	10
Balance at December 31, 2023	17,409	$348,180	$10	$348,190	1,000	$100	-	348,290	-	$-	$348,290

F-24

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from January 1, 2023 through December 31, 2023

SERIES 329

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	20,334	406,680	-	406,680	-	-	-	406,680	-	-	406,680
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	-	10	-	-	10
Balance at December 31, 2023	20,334	$406,680	$10	$406,690	1,000	$100	-	406,790	-	$-	$406,790

SERIES 336

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	19,550	391,000	-	391,000	-	-	-	391,000	-	-	391,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	86	1,720	1,720
Net income/(loss)	-	-	(1,710)	(1,710)	-	-	-	(1,710)	-	-	(1,710)
Balance at December 31, 2023	19,550	$391,000	$(1,710)	$389,290	1,000	$100	-	389,390	86	$1,720	$391,110

SERIES 338

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	32,796	655,920	-	655,920	-	-	-	655,920	-	-	655,920
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	-	10	-	-	10
Balance at December 31, 2023	32,796	$655,920	$10	$655,930	1,000	$100	-	656,030	-	$-	$656,030

F-25

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from January 1, 2023 through December 31, 2023

SERIES 339

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	89,000	1,780,000	-	1,780,000	-	-	-	1,780,000	-	-	1,780,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	141	2,820	2,820
Net income/(loss)	-	-	(2,810)	(2,810)	-	-	-	(2,810)	-	-	(2,810)
Balance at December 31, 2023	89,000	1,780,000	$(2,810)	1,777,190	1,000	$100	-	1,777,290	141	$2,820	$1,780,110

SERIES 340

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	213,453	4,269,060	-	4,269,060	-	-	-	4,269,060	-	-	4,269,060
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	90	1,800	1,800
Net income/(loss)	-	-	(1,790)	(1,790)	-	-	-	(1,790)	-	-	(1,790)
Balance at December 31, 2023	213,453	$4,269,060	$(1,790)	$4,267,270	1,000	$100	-	4,267,370	90	$1,800	$4,269,170

SERIES 343

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	26,100	522,000	-	522,000	-	-	-	522,000	-	-	522,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	124	2,480	2,480
Net income/(loss)	-	-	(2,470)	(2,470)	-	-	-	(2,470)	-	-	(2,470)
Balance at December 31, 2023	26,100	$522,000	$(2,470)	$519,530	1,000	$100	-	519,630	124	$2,480	$522,110

F-26

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from January 1, 2023 through December 31, 2023

SERIES 344

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	24,400	488,000	-	488,000	-	-	-	488,000	-	-	488,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	118	2,360	2,360
Net income/(loss)	-	-	(2,350)	(2,350)	-	-	-	(2,350)	-	-	(2,350)
Balance at December 31, 2023	24,400	$488,000	$(2,350)	$485,650	1,000	$100	-	485,750	118	$2,360	$488,110

SERIES 345

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	111,000	2,220,000	-	2,220,000	-	-	-	2,220,000	-	-	2,220,000
Shares issued to noncontrolling interests for management services	426		-	-	-	-	-	-	426	8,520	8,520
Net income/(loss)	-	-	(8,510)	(8,510)	-	-	-	(8,510)	-	-	(8,510)
Balance at December 31, 2023	111,426	$2,220,000	$(8,510)	$2,211,490	1,000	$100	-	2,211,590	426	$8,520	$2,220,110

SERIES 346

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	27,050	541,000	-	541,000	-	-	-	541,000	-	-	541,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	121	2,420	2,420
Net income/(loss)	-	-	(2,410)	(2,410)	-	-	-	(2,410)	-	-	(2,410)
Balance at December 31, 2023	27,050	$541,000	$(2,410)	$538,590	1,000	$100	-	538,690	121	$2,420	$541,110

F-27

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from January 1, 2023 through December 31, 2023

SERIES 348

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	8,394	167,880	-	167,880	-	-	-	167,880	-	-	167,880
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	10	10	-	-	-	10	-	-	10
Balance at December 31, 2023	8,394	$167,880	$10	$167,890	1,000	$100	-	167,990	-	$-	$167,990

SERIES 370

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	27,750	555,000	-	555,000	-	-	-	555,000	-	-	555,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	132	2,640	2,640
Net income/(loss)	-	-	(2,630)	(2,630)	-	-	-	(2,630)	-	-	(2,630)
Balance at December 31, 2023	27,750	$555,000	$(2,630)	$552,370	1,000	$100	-	552,470	132	$2,640	$555,110

SERIES 372

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	31,100	622,000	-	622,000	-	-	-	622,000	-	-	622,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	103	2,060	2,060
Net income/(loss)	-	-	(2,050)	(2,050)	-	-	-	(2,050)	-	-	(2,050)
Balance at December 31, 2023	31,100	$622,000	$(2,050)	$619,950	1,000	$100	-	620,050	103	$2,060	$622,110

F-28

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from January 1, 2023 through December 31, 2023

SERIES 374

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
	Shares	Contributed Capital	Accumulated Deficit	Total Class A Members’ Equity	Shares	Contributed Capital	Accumulated Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Total Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	33,300	666,000	-	666,000	-	-	-	666,000	-	-	666,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	150	3,000	3,000
Net income/(loss)	-	-	(2,990)	(2,990)	-	-	-	(2,990)	-	-	(2,990)
Balance at December 31, 2023	33,300	$666,000	$(2,990)	$663,010	1,000	$100	-	663,110	150	$3,000	$666,110

SERIES 377

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Capital Contributed	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	13,600	272,000	-	272,000	-	-	-	272,000	-	-	272,000
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	45	900	900
Net income/(loss)	-	-	(890)	(890)	-	-	-	(890)	-	-	(890)
Balance at December 31, 2023	13,600	$272,000	$(890)	$271,110	1,000	$100	-	271,210	45	$900	$272,110

SERIES 386

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	-	100	-	$-	$100

F-29

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from January 1, 2023 through December 31, 2023

SERIES 411

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	-	100	-	$-	$100

SERIES 415

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated eficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	-	100	-	$-	$100

SERIES 420

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	-	100	-	$-	$100

F-30

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from January 1, 2023 through December 31, 2023

SERIES 423

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	1,000	100	-	100	-	-	100
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	1,000	$100	-	100	-	$-	$100

CONSOLIDATED

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	28,000	2,800	-	2,800	-	-	2,800
Share subscriptions settled - Net	968,227	19,364,540	-	19,364,540	-	-	-	19,364,540	-	-	19,364,540
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	2,172	43,440	43,440
Net income/(loss)	-	-	55,420	55,420	-	-	24,370	79,790	-	-	79,790
Balance at December 31, 2023	968,227	$19,364,540	$55,420	$19,419,960	28,000	$2,800	24,370	19,447,130	2,172	$43,440	$19,490,570

The accompanying notes are an integral part of these financial statements.

F-31

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from November 9, 2022 (inception) through December 31, 2022

SERIES 300

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 309

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 315

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

F-32

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from November 9, 2022 (inception) through December 31, 2022

SERIES 316

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 318

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 319

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

F-33

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from November 9, 2022 (inception) through December 31, 2022

SERIES 320

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 322

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 323

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

F-34

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from November 9, 2022 (inception) through December 31, 2022

SERIES 329

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 20231	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 336

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 338

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

F-35

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from November 9, 2022 (inception) through December 31, 2022

SERIES 339

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 340

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 343

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

F-36

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from November 9, 2022 (inception) through December 31, 2022

SERIES 344

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 345

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-		-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 346

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

F-37

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from November 9, 2022 (inception) through December 31, 2022

SERIES 348

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 370

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 372

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

F-38

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from November 9, 2022 (inception) through December 31, 2022

SERIES 374

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 377

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 386

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

F-39

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from November 9, 2022 (inception) through December 31, 2022

SERIES 411

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 415

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

SERIES 420

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

F-40

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the period from November 9, 2022 (inception) through December 31, 2022

SERIES 423

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

CONSOLIDATED

CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY

	Class A ordinary Shares				Class B ordinary Shares				Noncontrolling Interests
				Total Class A			Accumulated				Total
	Shares	Contributed Capital	Accumulated Deficit	Members’ Equity	Shares	Contributed Capital	Earnings (Deficit)	Members’ Equity	Shares	Contributed Capital	Members’ Equity
Balance at March 1, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-
Class B ordinary shares issued	-	-	-	-	-	-	-	-	-	-	-
Share subscriptions settled - Net	-	-	-	-	-	-	-	-	-	-	-
Shares issued to noncontrolling interests for management services	-	-	-	-	-	-	-	-	-	-	-
Net income/(loss)	-	-	-	-	-	-	-	-	-	-	-
Balance at December 31, 2023	-	$-	$-	$-	-	$-	-	-	-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-41

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from January 1, 2023 through December 31, 2023

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
Cash Flows from Operating Activities:
Net income/(loss)	$(3,910)	10	(1,730)	(1,730)	10	(3,650)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	3,920	-	1,740	1,740	-	3,660
Gain on Sale of Artwork
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10
Cash Flows from Investing Activities:
Purchase of artwork	(1,560,000)	(692,980)	(634,000)	(944,000)	(172,140)	(626,000)
Net Cash Provided/(Used) in Investing Activities	(1,560,000)	(692,980)	(634,000)	(944,000)	(172,140)	(626,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	1,560,000	692,980	634,000	944,000	172,140	626,000
Proceeds from non-interest bearing advance from affiliate	5,000	-	44,460	158,880	-	-
Repayment of non-interest bearing advance from affiliate	(5,000)	-	(44,460)	(158,880)	-	-
Net Cash Provided/(Used) in Financing Activities	1,560,100	693,080	634,100	944,100	172,240	626,100

Net Change in Cash and Cash Equivalents	110	110	110	110	110	110
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$110	110	110	110	110	110

Non cash investing and financing activities:
Conversion of membership interests to Class B shares	$-	-	-	-	-	-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	1,111,520	-	-	278,961	-
Satisfaction of advance from affiliate via issuance of Class A Ordinary shares	$-	-	-	-	-	-

F-42

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from January 1, 2023 through December 31, 2023

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
Cash Flows from Operating Activities:
Net income/(loss)	$10	121,350	10	10	(1,710)	10
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	1,660	-	-	1,720	-
Gain on Sale of Artwork		(123,000)
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10
Cash Flows from Investing Activities:
Sale/Purchase of artwork	(353,700)	600,000	(348,180)	(406,680)	(391,000)	(805,000)
Net Cash Provided/(Used) in Investing Activities	(353,700)	600,000	(348,180)	(406,680)	(391,000)	(805,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	30,060	-	11,140	3,000	-	4,460
Proceeds from issuance of Class A ordinary shares	353,700	-	348,180	406,680	391,000	655,920
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	20,183	397,060
Repayment of non-interest bearing advance from affiliate	-	-	-	-	(20,183)	(247,980)
Net Cash Provided/(Used) in Financing Activities	383,860	100	359,420	409,780	391,100	809,560

Net Change in Cash and Cash Equivalents	30,170	600,110	11,250	3,110	110	4,570
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$30,170	600,110	11,250	3,110	110	4,570

Non cash investing and financing activities:
Conversion of membership interests to Class B shares	$-	-	-	-	-	-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$11,300	-	64,320	98,320	-	-
Satisfaction of advance from affiliate via issuance of Class A Ordinary shares	$-	-	-	-	-	-

F-43

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from January 1, 2023 through December 31, 2023

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
Cash Flows from Operating Activities:
Net income/(loss)	$(2,810)	(1,790)	(2,470)	(2,350)	(8,510)	(2,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	2,820	1,800	2,480	2,360	8,520	2,420
Gain on Sale of Artwork
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	10
Cash Flows from Investing Activities:
Purchase of artwork	(1,780,000)	(4,269,060)	(522,000)	(488,000)	(2,220,000)	(541,000)
Net Cash Provided/(Used) in Investing Activities	(1,780,000)	(4,269,060)	(522,000)	(488,000)	(2,220,000)	(541,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	-	6,360	-	-	-	-
Proceeds from issuance of Class A ordinary shares	1,780,000	4,269,060	522,000	488,000	2,220,000	541,000
Proceeds from non-interest bearing advance from affiliate	384,448	1,459,791	-	-	-	-
Repayment of non-interest bearing advance from affiliate	(384,448)	(1,459,791)	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	1,780,100	4,275,520	522,100	488,100	2,220,100	541,100

Net Change in Cash and Cash Equivalents	110	6,470	110	110	110	110
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$110	6,470	110	110	110	110

Non cash investing and financing activities:
Conversion of membership interests to Class B shares	$-	-	-	-	-	-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-
Satisfaction of advance from affiliate via issuance of Class A Ordinary shares	$-	-	-	-	-	-

F-44

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from January 1, 2023 through December 31, 2023

	Series 348	Series 370	Series 372	Series 374	Series 377	Series 386
Cash Flows from Operating Activities:
Net income/(loss)	$10	(2,630)	(2,050)	(2,990)	(890)	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees	-	2,640	2,060	3,000	900	-
Gain on Sale of Artwork
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	10	10	10	10	10	-
Cash Flows from Investing Activities:
Purchase of artwork	(167,880)	(555,000)	(622,000)	(666,000)	(272,000)	-
Net Cash Provided/(Used) in Investing Activities	(167,880)	(555,000)	(622,000)	(666,000)	(272,000)	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares	100	100	100	100	100	100
Net proceeds from unsettled subscriptions and investor subscription deposits	900	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	167,880	555,000	622,000	666,000	272,000	-
Proceeds from non-interest bearing advance from affiliate	-	-	113,700	-	3,000	-
Repayment of non-interest bearing advance from affiliate	-	-	(113,700)	-	(3,000)	-
Net Cash Provided/(Used) in Financing Activities	168,880	555,100	622,100	666,100	272,100	100

Net Change in Cash and Cash Equivalents	1,010	110	110	110	110	100
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$1,010	110	110	110	110	100

Non cash investing and financing activities:
Conversion of membership interests to Class B shares	$-	-	-	-	-	-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$1,457,120	-	-	-	-	-
Satisfaction of advance from affiliate via issuance of Class A Ordinary shares	$-	-	-	-	-	-

F-45

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from January 1, 2023 through December 31, 2023

	Series 411	Series 415	Series 420	Series 423	Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	79,790
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - management services fees					43,440
Gain on Sale of Artwork	-	-	-	-	(123,000)
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	230
Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	(18,436,620)
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	(18,436,620)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares	100	100	100	100	2,800
Net proceeds from unsettled subscriptions and investor subscription deposits	288,280	504,000	170,180	366,000	1,384,380
Proceeds from issuance of Class A ordinary shares	-	-	-	-	18,887,540
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	2,586,522
Repayment of non-interest bearing advance from affiliate	-	-	-	-	(2,437,442)
Net Cash Provided/(Used) in Financing Activities	288,380	504,100	170,280	366,100	20,423,800

Net Change in Cash and Cash Equivalents	288,380	504,100	170,280	366,100	1,987,410
Cash and Cash Equivalents, beginning of period	-	-	-	-	-
Cash and Cash Equivalents, end of period	$288,380	504,100	170,280	366,100	1,987,410

Non cash investing and financing activities:
Conversion of membership interests to Class B shares	$-	-	-	-	-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	3,021,541
Satisfaction of advance from affiliate via issuance of Class A Ordinary shares	$-	-	-	-	-

F-46

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from November 9, 2022 (inception) through December 31, 2022

	Series 300	Series 309	Series 315	Series 316	Series 318	Series 319
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	-
Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	-	-

Non cash investing and financing activities:
Conversion of membership interests to Class B shares	$-	-	-	-	-	-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-
Satisfaction of advance from affiliate via issuance of Class A Ordinary shares	$-	-	-	-	-	-

F-47

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from November 9, 2022 (inception) through December 31, 2022

	Series 320	Series 322	Series 323	Series 329	Series 336	Series 338
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	-
Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	-	-

Non cash investing and financing activities:
Conversion of membership interests to Class B shares	$-	-	-	-	-	-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-
Satisfaction of advance from affiliate via issuance of Class A Ordinary shares	$-	-	-	-	-	-

F-48

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from November 9, 2022 (inception) through December 31, 2022

	Series 339	Series 340	Series 343	Series 344	Series 345	Series 346
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	-
Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	-	-

Non cash investing and financing activities:
Conversion of membership interests to Class B shares	$-	-	-	-	-	-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-
Satisfaction of advance from affiliate via issuance of Class A Ordinary shares	$-	-	-	-	-	-

F-49

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from November 9, 2022 (inception) through December 31, 2022

	Series 348	Series 370	Series 372	Series 374	Series 377	Series 386
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-	-
Gain on Sale of Artwork	-	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-	-
Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares	-	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	-	-

Non cash investing and financing activities:
Conversion of membership interests to Class B shares	$-	-	-	-	-	-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-	-
Satisfaction of advance from affiliate via issuance of Class A Ordinary shares	$-	-	-	-	-	-

F-50

MASTERWORKS VAULT 1, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from November 9, 2022 (inception) through December 31, 2022

	Series 411	Series 415	Series 420	Series 423	Consolidated
Cash Flows from Operating Activities:
Net income/(loss)	$-	-	-	-	-
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation - administrative services fees	-	-	-	-	-
Gain on Sale of Artwork	-	-	-	-	-
Changes in operating assets and liabilities:
Other amounts due to affiliates	-	-	-	-	-
Net Cash Provided/(Used) in Operating Activities	-	-	-	-	-
Cash Flows from Investing Activities:
Purchase of artwork	-	-	-	-	-
Net Cash Provided/(Used) in Investing Activities	-	-	-	-	-

Cash Flows from Financing Activities:
Proceeds from issuance of Class B shares	-	-	-	-	-
Net proceeds from unsettled subscriptions and investor subscription deposits	-	-	-	-	-
Proceeds from issuance of Class A ordinary shares	-	-	-	-	-
Proceeds from non-interest bearing advance from affiliate	-	-	-	-	-
Repayment of non-interest bearing advance from affiliate	-	-	-	-	-
Net Cash Provided/(Used) in Financing Activities	-	-	-	-	-

Net Change in Cash and Cash Equivalents	-	-	-	-	-
Cash and Cash Equivalents, beginning of period	-	-	-	-	-
Cash and Cash Equivalents, end of period	$-	-	-	-	-

Non cash investing and financing activities:
Conversion of membership interests to Class B shares	$-	-	-	-	-
Issuance of Class A ordinary shares from subscriptions previously received	$-	-	-	-	-
Net payable to affiliate incurred for purchase of artwork	$-	-	-	-	-
Satisfaction of advance from affiliate via issuance of Class A Ordinary shares	$-	-	-	-	-

F-51

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2023 and 2022

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization – Masterworks Vault 3, LLC (“The Company”) was formed on June 14, 2023 as a Delaware series limited liability company to facilitate investment in individual works of art (each, an “Artwork”) that will be owned by individual series of the Company.

Each series will issue Class A ordinary shares (“Class A shares”) representing ordinary membership interests in such series upon each closing of the series offering. Immediately following the consummation of the series offering, investors participating in such series offering will own 100% of the outstanding Class A shares issued by such series

All the proceeds from a series offering will be used to pay, directly or indirectly, for the acquisition of a single Artwork, and to pay an expense allocation to Masterworks Gallery, LLC (“Gallery”), a subsidiary of Masterworks, LLC (“Masterworks”), equal to 11% of the purchase price of the Artwork (or approximately 10% of the size of the Offering). The Company is managed by a Board of Managers comprised of three individuals and is administered by Masterworks Administrative Services, LLC (the “Administrator”).

Principles of Consolidation – The consolidated financial statements of each individual series include the accounts of the individual series and a segregated portfolio of Masterworks Cayman, SPC, a Cayman Islands segregated portfolio company (a “SPC”). Each individual series will hold title to the specific Artwork that it acquires in a SPC. When a SPC acquires title to an Artwork, the segregated portfolio will issue the applicable series the same number of SPC ordinary shares (“SPC Ordinary shares”) in the segregated portfolio as the number of Class A shares offered to investors in the series offering, and such SPC Ordinary shares shall initially represent 100% of the outstanding equity interests in such segregated portfolio. In the event any additional Class A shares are issued following the closing of a series offering, upon a conversion of Class B ordinary shares or exchange of SPC Preferred shares (as defined in this Note), additional SPC Ordinary shares will be issued to the applicable series, such that at all relevant times the number of outstanding SPC Ordinary shares held by a series shall equal the number of outstanding Class A shares for such series. The accounts of any such series and its corresponding SPC represent the consolidated financial statements of such series, due to the fact that any such series treats the corresponding SPC as a consolidated subsidiary in these financial statements in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic 810-10 Consolidation: Overall (“ASC 810”) . All significant intercompany transactions and balances have been eliminated in consolidation.

The Company reports consolidated financial statements of all its series given that they are under common control. In accordance with ASC 810, reporting entities eliminate intercompany transactions in consolidated financial statements and noncontrolling interest is presented in the consolidated financial statements when a subsidiary of any of the consolidated entities has a noncontrolling interest.

Members’ Liability – The Company is organized as a Delaware series limited liability company, and the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company are segregated and enforceable only against the assets of such series under Delaware law. Similarly, as a Cayman Islands segregated portfolio company, the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing of a particular segregated portfolio of SPC are segregated and enforceable only against the assets of such segregated portfolio under Cayman Islands law. This means that a creditor of the Company would only be entitled to recover against assets attributed and credited to the specific series of the Company. As such, the liability of a [member][Class A shareholder] of a series of the Company for the financial obligations of the series of the Company is limited to the member’s [contribution of capital to such series][investment in the Class A shares] .

Basis of Accounting and Use of Estimates – The Company prepares its financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses in the statements of operations during the applicable period. Actual results could materially differ from those estimates.

Cash – The Company’s cash consists of cash held in a Federal Deposit Insurance Corporation (“FDIC”) insured bank account.

F-52

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Artwork – The Artwork of each series is recorded at cost, which is the purchase price paid for the Artwork plus the Expense Allocation (as defined below), and any other expenditure deemed necessary to bring the Artwork to the intended use (e.g. shipping costs and import taxes). Artwork is determined to have an indefinite life. The Company will review the Artwork for impairment in accordance with the requirements of FASB ASC Subtopic 360-10, Property, Plant, and Equipment: Impairment and Disposal of Long-Lived Assets (“ASC-360”). Those requirements require the Company to perform an impairment analysis whenever events or changes in circumstances indicate that the carrying amount of the Artwork might not be recoverable, i.e., information indicates that an impairment might exist. In accordance with ASC 360, the Company:

●	Considers whether indicators of impairment are present. Indicators or triggers of impairment management considers are: deteriorating physical condition of the Artwork, trends in the art market, reputation of the artist, recent sales of other artworks by the artist, and other events, circumstances, or conditions that indicate impairment might exist;

●	If indicators are present, perform a recoverability test by comparing the estimated amount realizable upon sale of the Artwork, to its carrying value; and

●	If the amount realizable upon sale of the Artwork is deemed to be less than its carrying value, the Company would measure an impairment charge.

If it is determined that measurement of an impairment loss is necessary, the impairment loss would be calculated based on the difference between the carrying amount of the Artwork and its estimated fair value. An impairment loss would be reported as a component of income from continuing operations before income taxes in the Company’s consolidated financial statements. There were no events or circumstances indicating impairment of the Artwork for the period presented.

Expense Allocation – Each series of the Company agreed to pay Gallery an expense allocation payment equal to 11% of the purchase price of the Artwork, which is intended to be a fixed non-recurring expense allocation for (i) financing commitments, (ii) Masterworks’ sourcing the Artwork of such series, (iii) all research, data analysis, condition reports, appraisal, due diligence, travel, currency conversion and legal services to acquire the Artwork of such series and (iv) the use of the Masterworks platform and Masterworks intellectual property. No other expenses associated with the organization of the Company, any series offering, or the purchase and securitization of the Artwork will be paid, directly or indirectly, by the Company, any series or investors in any series offering.

Concentration of Credit Risk – Each series of the Company maintains its cash in bank accounts in amounts that may exceed federally insured limits at times. The Company has not experienced any losses in these accounts in the past, and management believes the Company is not exposed to significant credit risks as they periodically evaluate the strength of the financial institution in which it deposits funds and cash is only held for a short duration pending closing or a distribution to members.

F-53

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per Class A ordinary Share – Basic earnings (loss) per share is calculated by dividing income (loss) available to Class A ordinary shareholders by the weighted-average Class A ordinary shares outstanding during the period. Fully-diluted weighted average Class A shares outstanding will also include Class A shares issuable upon: 1) exchange of SPC Preferred shares (as later defined in this Note); and, 2) conversion of Class B shares, if any, based upon the estimated fair value of the underlying Artwork. For any given Series in which a net loss for the period is presented, diluted net loss per share is the same as basic net loss per share for such period since the effect of potentially dilutive securities is anti-dilutive.

Income Taxes – The Company is a Delaware series limited liability company, and the Company will treat each series for tax as a separate partnership. As such, each series is generally not subject to federal or state income taxes. Accordingly, the taxable income or loss for each series, which may vary substantially from income or loss reported for financial reporting purposes, will be included in the federal and state income tax returns of the members of the series based upon their respective share of the series’ income and expenses as reported for income tax purposes. Accordingly, no provision for income taxes is reflected in the accompanying financial statements.

For the current tax year and for all major taxing jurisdictions, the Administrator has concluded that the Company and each series is a pass-through entity and there are no uncertain tax positions that would require recognition in the financial statements. If any series of the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense, and penalties on any income tax liability would be reported as income taxes for such series. The Administrator does not expect that its assessment regarding unrecognized tax positions will materially change over the next twelve months. However, the Administrator’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof, as well as other factors including but not limited to, questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions, compliance with U.S., state, and foreign income tax laws, and changes in administrative practices and precedents of the relevant taxing authorities.

Unsettled subscriptions and investor subscription deposits – The unsettled subscriptions and investor subscription deposits consist of amounts received from potential investors that might be settled in the form of the issuance of Class A shares of a series at an undetermined future date.

Organizational and Offering Costs – The Administrator will pay all of the Company’s ordinary ongoing operating costs and expenses and manage all management services relating to the Company’s business, each series and the Artwork of each series in exchange for SPC Preferred shares as later defined in this Note.

Organizational and offering costs include all expenses relating to the formation of the Company and its series, the qualification of the series’ offerings, and the marketing and distribution of each series’ Class A shares, including, without limitation, expenses for printing and amending offering statements or supplementing offering circulars; mailing and distribution costs; telephones, internet, and other telecommunications costs; all advertising and marketing expenses; charges of experts and fees; expenses and taxes related to the series’ offerings; and registration and qualification of the sale of Class A shares of a series under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company did not pay any of these costs and is not required to reimburse the Administrator for any of these costs. Accordingly, these costs are not included in the Company’s consolidated financial statements. See Note 3, which summarizes certain financial statement information of the Administrator.

F-54

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Members’ Equity – Members’ equity for each series is comprised of different types of membership interests: Class A shares , Class B ordinary shares (“Class B shares”), a Class C ordinary share (“Class C share”), as well as SPC preferred shares (“SPC Preferred shares”) of SPC:

Class A shares - The Class A shares of each series represent in the aggregate 100% of the members’ capital accounts of each such series and an 80% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses.

The authorized number of Class A shares for each series is limited to the primary offering number of shares plus: (i) the number of Class A shares which may be issued upon exchange of the SPC Preferred shares, plus (ii) shares which may be issued upon conversion of Class B shares. All Class A shares have certain limited voting and approval rights, including for the issuance of additional shares and removing members of the Board of Managers or the Administrator. The Board of Managers controls all other actions as stated in the Company’s amended and restated operating agreement.

Class B shares - The Class B shares of each series initially held by Masterworks Foundry, LLC (“Foundry”) are profit interests that represent 0% of a series’ members’ capital accounts in such series and a 20% interest in the profits recognized upon any sale of the Artwork of such series, after deduction of all management fees and other expenses. In addition, prior to a sale of the Artwork, Class B shares of series may be converted into Class A shares of such series with a value at the time of conversion equal to 20% of the increase in value of the Company’s issued and outstanding Class A and B shares. The authorized number of Class B shares is limited to the number of Class B shares set forth on the Statement of Members’ Equity. The convertible Class B shares have no specified exercise date, exercise price, or expiration. Class B shares for any series have 100% of the voting rights prior to the issuance of Class A shares of such series and no voting rights after the issuance of Class A shares of such series.

Class C share - The Class C share of each series represents a special class of membership interests, which has no economic rights or obligations, other than so-called “kick-out” rights, meaning the holder has the right to remove, replace or reconstitute the Company’s Board of Managers. The Class C shares can only be issued to, transferred to, or held by, a Masterworks affiliate and there can only be one holder of Class C shares of all series of the Company at any point in time.

SPC Preferred shares - The SPC Preferred shares have a $20 per share liquidation preference over SPC Ordinary shares and are “non-participating”, meaning they do not entitle the holder to receive more than $20 per SPC Preferred share. The SPC Preferred shares entitle the holder to receive cash upon any sale of the Artwork held by the issuing segregated portfolio in an amount up to $20 per share before any payment is made in respect of the Class A shares. The SPC Preferred shares are exchangeable into Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. If there is a sale of Artwork resulting in a net loss (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of less than $20 per Class A share), the Administrator, as the holder of the SPC Preferred shares, would effectively receive up to $20 per SPC Preferred share in preference to any distribution made to Class A shareholders. If the Artwork sale results in a net profit (i.e. holders of Class A shares in a series on a fully-diluted basis would receive a liquidating distribution of more than $20 per Class A share), the Administrator would exchange its SPC Preferred shares into Class A shares prior to the liquidating distribution and would receive the same economics per Class A share as other Class A shareholders. The number of SPC Preferred shares shall be limited to the number of SPC Preferred shares which may be issued pursuant to a management service agreement signed with the Administrator (Note 2).

SPC Ordinary shares - The SPC Ordinary shares represent a 100% residual economic ownership interest in the Segregated Portfolio that owns the Artwork, after deduction of amounts payable in respect of the Management Fee Shares (as defined below), if any. Each Series’ membership interest represented by SPC Ordinary shares is eliminated upon consolidation between each Series and its corresponding SPC.

Revenue Recognition – On December 21, 2023, the Company agreed to sell the Artwork held by Series 322 for $600,000 in cash to a private dealer (the “Buyer”), pursuant to an invoice and certain terms and conditions of sale (collectively, the “Terms and Conditions”).

On December 27, 2023, the parties consummated the transaction contemplated by the Terms and Conditions and title of the Artwork passed to the Buyer. After allocating costs and expenses incurred in connection with the transaction and winding up and amounts in respect of profit-sharing interests represented by Class B ordinary shares, record holders of the Series 322 Class A shares were set to receive a distribution in the amount of approximately $24.06 per Class A share.

The company has recognized the revenue due to: (a) the Company has transferred the legal title, physical possession, risks and control of the Artwork to the buyer; (b) the Company has no obligation under the contract to transfer additional goods or services; and, (c) all of the consideration promised by the buyer has been received by the entity and is non-refundable.

F-55

2. RELATED PARTY TRANSACTIONS

Management services are provided pursuant to a management services agreement among the Company, on behalf of each applicable series, Masterworks Cayman, SPC, on behalf of each applicable segregated portfolio, and the Administrator, which was entered into prior to the initial closing of the initial series offerings, and incorporates a “unitary” fee structure (the “Management Services Agreement”). This means the Administrator will pay all of the ordinary ongoing operating costs and expenses and manage all management services relating to the business, each series and the Artwork of each series in exchange for preferred equity interests in Masterworks Cayman, SPC (the “SPC Preferred shares”) issued at a rate of 1.5% of the total equity interests of each segregated portfolio of Masterworks Cayman, SPC outstanding, per annum, commencing on the earliest closing date on which the applicable series offering is fully subscribed and at least 95% of the subscription proceeds for such offering have been received by the Company and continuing until the sale of the Artwork of a series. The Company recognizes the management services fees expense at the time of issuance of the related SPC Preferred shares as the requisite service period is considered completed. Once earned, the SPC Preferred shares will be exchangeable for Class A shares of the series of which the segregated portfolio holds the Artwork at an exchange rate of 1 for 1. The SPC Preferred shares are recorded using the net asset value effective as of the applicable quarter-end in which the management services fee is due and payable. No management services fees are payable for the period prior to the closing of 95% of the applicable series offering.

The management services fee covers all ordinary operating costs of the Company and each series; however, the Administrator will charge the Company for any extraordinary costs and payments, including costs and payments associated with litigation, arbitration, or judicial proceedings; material or extraordinary transactions related to a merger, third-party tender offer, or other similar transaction and for selling the Artwork of each series. For any extraordinary costs incurred or payments made on behalf of the Company, the Company will show the expense on its statement of operations in the year of occurrence for the applicable series, as well as carry forward a due to related party liability on its balance sheet in perpetuity, until the Artwork is sold, and the resulting proceeds can be used to settle the liability to the Administrator. The Administrator may be removed from its role as Administrator if the holders of two-thirds (⅔) of the voting shares of all series of the Company voting as a single class vote to remove and replace the Administrator, which would result in termination of the Management Services Agreement.

Additionally, the Management Services Agreement also provides that the Administrator will pay the Company for the rights to commercialize the Artwork of each series for the duration of the operations of the Company. Each series receives de minimis royalty income from the Administrator by the end of each fiscal year.

All balances and transactions denoted as to or from “affiliate” on the accompanying consolidated balance sheet, statement of operations, and statement cash flows represent related party transactions.

F-56

3. ADMINISTRATOR SUMMARY FINANCIAL INFORMATION

The Company is not expected to maintain a material amount of cash and will be entirely dependent upon the Administrator to perform administrative services and to pay ordinary ongoing costs and expenses to maintain the Artwork and manage the Company’s operations. The table below summarizes selected unaudited financial information of the Administrator:

	December 31,
	2023	2022
Assets
Current assets	$21,679,692	$15,609,290
Property and equipment, net	482,941	891,603
Deposits	124,298	125,101
Other assets	1,785,523	1,891,429
Total assets	$24,072,454	$18,517,423

Liabilities
Current liabilities	$3,255,415	$3,603,662
Long-term liabilities	164,600	1,464,522
Total liabilities	$3,420,015	$5,068,184

Member’s Equity
Total member’s equity	$20,652,439	$13,449,239

4. RISKS AND UNCERTAINTIES

The nature of the Company’s operations are limited in scope. The Company holds no material assets other than the Artworks beneficially owned by each series, has no employees, and has no debts or contractual obligations, other than a management services agreement pursuant to which the Administrator will provide services that are essential to the Company, such as storage, insurance, display, transport, SEC filings and compliance, and other normal operating services, and the Administrator will fund all of such costs and expenses. As a result of this relationship, the Company is dependent upon the Administrator and is totally reliant on the Administrator to manage its business.

The preparation of the consolidated financial statements requires the use of estimates by management. Although the Artwork of each series is carried at its cost basis, subject to possible impairment, Management must estimate the value of the Artwork to determine the expense associated with fees payable to the Administrator, which are payable in the form of SPC Preferred shares that are convertible to Class A shares, hence, representing membership interests in the Company. The value of Artwork is highly subjective and given that each artwork is unique, there is a risk that management’s estimates are materially incorrect, which would result in an understatement or overstatement of the Company’s expenses. The value of the Artwork of each series estimated by management has no impact on the number of SPC Preferred shares issued or Class A shares issuable upon conversion thereof.

The Company is subject to an exceptionally high level of concentration risk. The Artwork of any Company’s series can decline in value, become worthless or be difficult or impossible to liquidate due to economic factors, trends in the art market generally, trends relating to the genre of the artwork or trends relating to the market for works by the artist that produced the Artwork, as well as changes in the condition of the Artwork and other factors. In periods of global financial weakness and disruption in financial and capital markets, the art market tends to experience declines in transaction volume, making it extremely difficult to liquidate artwork during such periods at acceptable values or at all.

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5. SUBSEQUENT EVENTS

Management has evaluated events and transactions that have occurred since December 31, 2023 and reflected their effects, if any, in these statements through April 26, 2024, the date the financial statements were available to be issued, and a summary of material events is set forth below.

The table below shows offerings, which have been qualified after the date of the financial statements through April 26, 2024:

Series	Underlying Asset	Maximum Offering Size	Class A shares	Qualification Date
Series 417	Painting by Yoshitomo Nara	$999,000	49,950	1/23/2024
Series 421	Painting by Alighiero Boetti	$601,000	30,050	3/21/2024
Series 429	Painting by Adrian Ghenie	$838,000	41,900	3/21/2024

As of the date of issuance of these consolidated financial statements, the Company has commenced its repurchase and redemption of all Class A shares outstanding from each Class A member in Series 322, in accordance with the Company’s operating Agreement. Once the Company completes the distribution, it will commence the process of winding up and dissolving in accordance with its Second Amended and Restated Operating agreement.

6. COMMITMENTS

As of the date of issuance of these consolidated financial statements, the Company has commenced its repurchase and redemption of all Class A shares outstanding from each Class A member in Series 322, in accordance with the Company’s operating agreement. Once the Company completes the distribution, it will commence the process of winding up and dissolving in accordance with its operating agreement.

F-58

Item 8. Exhibits

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-A filed on December 13, 2022).*
2.2	Certificate of Amendment to the Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.2 to the Company’s Form 1-A filed on December 13, 2022).*
2.3	Form of Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.3 to the Company’s Form 1-A POS filed on May 25, 2023).*
2.4	Form of Second Amended and Restated Operating Agreement (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s Form 1-U filed on January 4, 2024).*
4.1	Form of Subscription Agreement (incorporated by reference to the copy thereof submitted as Exhibit 4.1 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.2	Form of Designation of SPC Ordinary Shares and SPC Preferred Shares (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s Form 1-U filed on August 31, 2023).*
6.3	Form of Amended and Restated Management Services Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on January 4, 2024).*
6.4	Form of Amended and Restated Financing, License and Sourcing Agreement (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on February 9, 2024).*
6.5	Art Purchase Agreement for Series 300 (incorporated by reference to the copy thereof submitted as Exhibit 6.3 to the Company’s Form 1-A/A filed on March 1, 2023).*
6.6	Art Purchase Agreement for Series 309 (incorporated by reference to the copy thereof submitted as Exhibit 6.7 to the Company’s Form 1-A POS filed on May 25, 2023).*
6.7	Art Purchase Agreement for Series 315 (incorporated by reference to the copy thereof submitted as Exhibit 6.7 to the Company’s Form 1-A POS filed on June 8, 2023).*
6.8	Art Purchase Agreement for Series 318 (incorporated by reference to the copy thereof submitted as Exhibit 6.8 to the Company’s Form 1-A POS filed on June 8, 2023).*
6.9	Art Purchase Agreement for Series 319 (incorporated by reference to the copy thereof submitted as Exhibit 6.9 to the Company’s Form 1-A POS filed on June 8, 2023).*
6.10	Art Purchase Agreement for Series 316 (incorporated by reference to the copy thereof submitted as Exhibit 6.10 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.11	Art Purchase Agreement for Series 323 (incorporated by reference to the copy thereof submitted as Exhibit 6.11 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.12	Art Purchase Agreement for Series 329 (incorporated by reference to the copy thereof submitted as Exhibit 6.12 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.13	Art Purchase Agreement for Series 339 (incorporated by reference to the copy thereof submitted as Exhibit 6.13 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.14	Art Purchase Agreement for Series 340 (incorporated by reference to the copy thereof submitted as Exhibit 6.14 to the Company’s Form 1-A POS filed on June 30, 2023).*
6.15	Art Purchase Agreement for Series 320 (incorporated by reference to the copy thereof submitted as Exhibit 6.15 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.16	Art Purchase Agreement for Series 336 (incorporated by reference to the copy thereof submitted as Exhibit 6.16 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.17	Art Purchase Agreement for Series 338 (incorporated by reference to the copy thereof submitted as Exhibit 6.17 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.18	Art Purchase Agreement for Series 343 (incorporated by reference to the copy thereof submitted as Exhibit 6.18 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.19	Art Purchase Agreement for Series 344 (incorporated by reference to the copy thereof submitted as Exhibit 6.19 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.20	Art Purchase Agreement for Series 346 (incorporated by reference to the copy thereof submitted as Exhibit 6.20 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.21	Art Purchase Agreement for Series 348 (incorporated by reference to the copy thereof submitted as Exhibit 6.21 to the Company’s Form 1-A POS filed on August 1, 2023).*

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6.22	Art Purchase Agreement for Series 370 (incorporated by reference to the copy thereof submitted as Exhibit 6.22 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.23	Art Purchase Agreement for Series 372 (incorporated by reference to the copy thereof submitted as Exhibit 6.23 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.24	Art Purchase Agreement for Series 374 (incorporated by reference to the copy thereof submitted as Exhibit 6.24 to the Company’s Form 1-A POS filed on August 1, 2023).*
6.25	Art Purchase Agreement for Series 322 (incorporated by reference to the copy thereof submitted as Exhibit 6.25 to the Company’s Form 1-A POS filed on August 15, 2023).*
6.26	Art Purchase Agreement for Series 345 (incorporated by reference to the copy thereof submitted as Exhibit 6.26 to the Company’s Form 1-A POS filed on August 15, 2023).*
6.27	Art Purchase Agreement for Series 377 (incorporated by reference to the copy thereof submitted as Exhibit 6.27 to the Company’s Form 1-A POS filed on August 15, 2023).*
6.28	Art Purchase Agreement for Series 411 (incorporated by reference to the copy thereof submitted as Exhibit 6.28 to the Company’s Form 1-A POS filed on October 30, 2023).*
6.29	Art Purchase Agreement for Series 415 (incorporated by reference to the copy thereof submitted as Exhibit 6.29 to the Company’s Form 1-A POS filed on October 30, 2023).*
6.30	Art Purchase Agreement for Series 386 (incorporated by reference to the copy thereof submitted as Exhibit 6.30 to the Company’s Form 1-A POS filed on November 20, 2023).*
6.31	Art Purchase Agreement for Series 420 (incorporated by reference to the copy thereof submitted as Exhibit 6.31 to the Company’s Form 1-A POS filed on November 20, 2023).*
6.32	Art Purchase Agreement for Series 423 (incorporated by reference to the copy thereof submitted as Exhibit 6.32 to the Company’s Form 1-A POS filed on November 20, 2023).*
6.33	Art Purchase Agreement for Series 417 (incorporated by reference to the copy thereof submitted as Exhibit 6.33 to the Company’s Form 1-A POS filed on January 23, 2024).*
6.34	Art Purchase Agreement for Series 421 (incorporated by reference to the copy thereof submitted as Exhibit 6.34 to the Company’s Form 1-A POS filed on March 21, 2024).*
6.35	Art Purchase Agreement for Series 429 (incorporated by reference to the copy thereof submitted as Exhibit 6.35 to the Company’s Form 1-A POS filed on March 21, 2024).*
6.36	Standard Terms and Conditions of Sale for Series 322 (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s Form 1-U filed on December 26, 2023).*

* Filed Previously

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Masterworks Vault 1, LLC

By:	/s/ Joshua B. Goldstein
Name:	Joshua B. Goldstein
Title:	General Counsel & Secretary

Pursuant to the requirements of Regulation A, this Report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nigel S. Glenday	Chief Executive Officer	April 26, 2024
Nigel S. Glenday	(Principal Executive Officer)

/s/ Nigel S. Glenday	Chief Financial Officer (Principal Financial Officer	April 26, 2024
Nigel S. Glenday	and Principal Accounting Officer) and Member of Board of Managers

/s/ Joshua B. Goldstein	Member of the Board of Managers	April 26, 2024
Joshua B. Goldstein

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